Exhibit 10.56
AMENDMENT TO SEPARATION AGREEMENT
This Amendment to Separation Agreement (the “Amendment”) is made this 11th day of February, 2010 by and between PINNACLE ENTERTAINMENT, INC. (the “Company”) and DANIEL R. LEE (“Executive” and together with the Company, the “Parties”) with reference to the following facts:
A. On November 7, 2009 the Parties entered into a Separation Agreement setting forth the rights and obligations of the Parties in connection with Executive’s separation from the Company.
B. The Parties wish to amend the Separation Agreement in the manner set forth herein.
Accordingly, the Separation Agreement is amended as follows:
1. Accrued Salary, Expenses and Prorated Bonus. The last sentence of Section 3(a) of the Separation Agreement is amended to read as follows:
“In addition, Executive shall be entitled to receive a bonus for the 2009 year in the amount of $749,325, payable six (6) months and one (1) day after the Separation date.”
2. Accelerated Vesting — Stock Options. Section 3(c) of the Separation Agreement is amended by the addition of the following sentence at the end of that Section:
“Notwithstanding the preceding sentence, Executive agrees that options held by him covering 483,333 shares at an exercise price of $14.70 shall expire and cease to be exercisable concurrently with the execution of this Amendment.”
Except as amended as provided in Sections 1. and 2. above, the Separation Agreement remains in full force and effect.
Executed on the year and date set forth above.

DANIEL R. LEE		PINNACLE ENTERTAINMENT, INC.

By:	/s/ Daniel R. Lee	By:	/s/ John A. Godfrey
	Daniel R. Lee		John A. Godfrey, Executive Vice
President and General Counsel
SPOUSAL CONSENT
By her signature below, the spouse of Daniel R. Lee agrees to be bound by all of the items and conditions of the foregoing Amendment to Separation Agreement.
Dated: February 11, 2010

By:	/s/ Suzanne Lee
Suzanne Lee